UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2018 (December 13, 2018)

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2040 Main Street, Suite 225, Irvine, California 92614
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01 Other Events.

On September 15, 2017, through our wholly-owned subsidiary, IVXX, Inc., we filed a lawsuit against Callow Distribution, LLC, a California limited liability company controlled by David Weidenbach. The complaint was styled as IVXX, Inc., a California corporation, Plaintiff, v. Callow Distribution, LLC, a California limited liability company; and DOES 1 to 20, inclusive, Defendants, Superior Court of the State of California, County of Orange, Case No. 30-2017-00944082-CU-BC-CJC. In the Complaint for Breach of Contract, Conversion, and Injunctive Relief, we requested that the Court award to us, among other things, damages according to proof, attorneys’ fees, and costs of suit.

On September, 24, 2018, we appeared for the regularly scheduled trial, but the Court did not have a courtroom available during that week nor during the week of October 9, 2018, which was the week to which the judge continued the trial. Accordingly, the Court again continued the trial, this time to December 3, 2018.

On December 3, 2018, we appeared for trial and the Court was available to hear us. We provided sufficient evidence to the Court to prove our case in full to its satisfaction. The judge ruled from the bench in our favor. We then prepared the form of Judgment, which the Court entered on December 10, 2018, and made publicly available on December 13, 2018.

The judgment in our favor and against Callow Distribution, LLC is in the amount of $949,979.94. We intend to pursue our post-judgment, collection rights vigorously, although there is no assurance as to the timing of collection and the amount that we will collect.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: December 17, 2018	By:	/s/ Derek Peterson
Derek Peterson
Chief Executive Officer

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